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                                                                     EXHIBIT 4.7




                               BUDGET GROUP, INC.
                              4225 NAPERVILLE ROAD
                             LISLE, ILLINOIS 60532

                                                             November 6, 1997


Mr. Terry J. Cowhey
9636 Natural Bridge Road
St. Louis, Missouri 63134

     Re: Registration of Shares Acquired in Merger

Dear Terry:

     As additional consideration for Budget Rent a Car of St. Louis, Inc., and the individual stockholders of that corporation executing an Agreement and Plan of Reorganization and Merger (the "Agreement") with Budget Group, Inc. ("BGI"), and Budget Acquisition, Inc., a wholly owned subsidiary of BGI, and for accepting shares of the Class A Common Stock, par value $.01 per share of BGI ("BGI Common Stock") as a portion of the merger consideration, BGI hereby undertakes as follows:

     1. On or before December 1, 1997, BGI will file a shelf registration statement (the "Registration Statement") pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") with respect to all of the shares of BGI Common Stock issued pursuant to the merger transaction contemplated by the Agreement ("Registrable Shares"). BGI shall use its commercially reasonable efforts to: (i) have the Registration Statement declared effective as promptly as possible; and (ii) keep the Registration Statement continuously effective from the date the Registration Statement is declared effective until the earliest to occur of the following events: (A) the second anniversary of the Closing Date (as defined in the Agreement); (B) notification to BGI that all Registrable Shares have been sold for the accounts of the participating Stockholders; or (C) a request by all participating Stockholders having unsold Registrable Shares that the Registration Statement be terminated. The Stockholders will not have a right to sell the Registrable Shares pursuant to an underwritten public offering.

     2. Notwithstanding anything in this Agreement to the contrary, BGI may prohibit offers and sales of Registrable Shares pursuant to the Registration Statement at any time if:

         (a)  (i) it is in possession of material, non-public information,
     (ii) the Board of Directors of BGI determines in good faith that disclosure of such material non-public information would not be in the best interests of BGI and its stockholders and (iii) the Board of Directors of BGI or the Chief Executive Officer or the Chief Financial Officer of BGI determines (based on advice of counsel) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information; or
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Mr. Terry J. Cowhey
November 6, 1997
Page 2


          (b) BGI has made a public announcement relating to an acquisition or business combination transaction including BGI and/or one or more of its subsidiaries: (i) that is material to BGI and its subsidiaries taken as a whole (and for such purpose no transaction shall be deemed material unless, on a pro forma basis and after giving effect thereto, consolidated assets or consolidated revenues of BGI and its subsidiaries as of the end of or for the most recently completed fiscal year would be increased by at least 10%); and (ii) the Board of Directors of BGI or the Chief Executive Officer or the Chief Financial Officer of BGI determines in good faith that offers and sales of Registrable Shares pursuant to the Registration Statement prior to the consummation of such transaction (or such earlier date as the Board of Directors or the Chief Executive Officer or the Chief Financial Officer of BGI shall determine) is not in the best interests of BGI and its stockholders.

     3. Each period during which any prohibition of offers and sales of Registrable Shares pursuant to the Registration Statement is in effect pursuant to Section 2 is referred to herein as a "Suspension Period." A Suspension Period shall commence on and include the date on which holders of Registrable Shares covered by the Registration Statement receive written notice from BGI (in accordance with the notice provisions of the Agreement) that offers and sales of Registrable Shares cannot be made thereunder in accordance with
Section 2 and shall end on the date on which each holder of Registrable Shares covered by the Registration Statement either receives copies of a prospectus supplement or is advised in writing by BGI that offers and sales of Registrable Shares pursuant to the Registration Statement and use of the prospectus may be resumed; provided, however, that all Suspension Periods pursuant to clause (a) of Section 2 in the aggregate shall not exceed 60 days during any period of twelve consecutive calendar months (nor more than 20 consecutive days for any one Suspension Period) and each Suspension Period (whether under clause (a) or clause (b) of Section 2) shall be followed by at least ten Business Days during which no Suspension Period is in effect.

     4. Notwithstanding anything in this Agreement to the contrary, during any Suspension Period, neither BGI nor any other person to whom BGI shall have given registration rights with respect to shares of BGI Common Stock shall be entitled to make offers and sales of BGI Common Stock pursuant to a registration statement filed under the Securities Act, other than pursuant to an employee stock purchase plan, stock option or other employee benefit plan or a dividend reinvestment plan of BGI.

     5. All expenses incurred in connection with any registration under this Agreement (including all registration, filing, qualification, legal, printer and accounting fees) will be paid by BGI.


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Mr. Terry J. Cowhey
November 6, 1997
Page 3



       6. To make available the benefits of certain rules and regulations of the SEC that may permit the sale of BGI Common Stock to the public without registration by the Stockholders, BGI agrees to use its reasonable efforts to:

              (a) make and keep public information regarding BGI available (as those terms are understood and defined in Rule 144) at all times during the Registration Period of such longer period ending on the date upon which the Stockholders no longer need to rely on Rule 144;

              (b) file with the SEC in a timely manner all reports and other documents required of BGI under the Securities Act of 1933 and the Securities Exchange Act of 1934; and

              (c) so long as a Stockholder owns any restricted shares of BGI Common Stock, furnish to each Stockholder upon written request a written statement by BGI that all reports and filings that are necessary to be filed by BGI for the Stockholder to avail himself or herself of Rule 144 or 145 that have been filed, a copy of the most recent annual or quarterly report of BGI, and any other reports and documents as a Stockholder may reasonably request in availing himself or herself of any rule or regulation of the SEC.

       7. BGI will agree to indemnify each Stockholder whose shares of BGI Common Stock are included in any registration statement as Registrable Shares against all expenses, claims, losses, damages, or liabilities (collectively a "liability"), to which the Stockholder may become subject under the Securities Act or any other statute or at common law, arising out of or based upon; (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto (a "Registration Document"); or (ii) any omission or alleged omission to state a material fact required to be stated in any Registration Document or necessary in order to make any statement in any Registration Document not misleading. Notwithstanding the foregoing, BGI will not be liable to the Stockholder to the extent that any liability arises out of or is based upon any untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to BGI by or on behalf of the Stockholder and BGI will not be required to indemnify any Stockholder against: (A) any liability arising from any untrue or misleading statement contained in or omission from any preliminary prospectus if the deficiency is corrected in the final prospectus; or (B) any liability which arises out of the failure of a Stockholder to deliver a prospectus when required by the Securities Act. BGI's indemnification obligation will remain in full force and effect regardless of any investigation made by or on behalf of a Stockholder and will survive transfer of the Registrable Shares by the Stockholder.


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Mr. Terry J. Cowhey
November 6, 1997
Page 4



       8. Each Stockholder whose shares of BGI Common Stock are included in any registration statement as Registrable Shares will agree to indemnify BGI against all expenses, claims, losses, damages, or liabilities (collectively a "liability"), to which BGI may become subject under the Securities Act or any other statute or at common law, arising out of or based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Document to the extent that any liability arises out of or is based upon any untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to BGI by or on behalf of the Stockholder; or (ii) any omission or alleged omission to state a material fact required to be stated in any Registration Document or necessary in order to make any statement in any Registration Document not misleading to the extent that any liability arises out of or is based upon any untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to BGI by or on behalf of the Stockholder. Notwithstanding the foregoing, the Stockholder will not be required to indemnify BGI against: (A) any liability arising from any untrue or misleading statement contained in or omission from any preliminary prospectus if the deficiency is corrected in the final prospectus; or (B) any liability which arises out of the failure of BGI to deliver a prospectus when required by the Securities Act. The Stockholder's indemnification obligation will remain in full force and effect regardless of any investigation made by or on behalf of BGI and will survive the transfer of the Registrable Shares.

       Please indicate that the provisions of this letter are acceptable to you on behalf of the Stockholders and each Stockholder's individual agreements to the provisions contained in this letter that are and will be incumbent upon each Stockholder to perform by signing and returning a copy of this letter.

Sincerely,

Budget Group, Inc.                        Agreed to and Accepted this 6th day of
                                          November 19979.



By: /s/ Robert L. Aprati                  /s/ Terry J. Cowhey
   -----------------------------          ---------------------------------
Name:   Robert L. Aprati                  Terry J. Cowhey, Stockholder's
       -------------------------          Representative
Title:  Executive Vice President
       -------------------------